                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           First Aviation Services Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          FIRST AVIATION SERVICES INC.
                               15 Riverside Avenue
                           Westport, Connecticut 06880

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                -----------------


The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of First Aviation Services Inc. will be held at the Harvard Club, 27 West 44th Street, New York City, New York on Wednesday, September 23, 1998 at 9:00 a.m. for the following purposes:


         1. To elect two directors for a term to expire at the Annual Meeting of Stockholders in the year 2001.

         2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1999.

         3. To act upon any and all matters incident to the foregoing and transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

The Board of Directors, by resolution, has fixed the close of business on July 27, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the Annual Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Regardless of how many shares you own, your vote is very important. Please COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                       By order of the Board of Directors,

                       John A. Marsalisi
                       Secretary


Westport, Connecticut
August 4, 1998

                          FIRST AVIATION SERVICES INC.
                               15 Riverside Avenue
                           Westport, Connecticut 06880

                                 ---------------


                                 PROXY STATEMENT

                                -----------------

                                  Introduction

This proxy statement is furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of First Aviation Services Inc., a Delaware Corporation ("First Aviation" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company's 1998 Annual Meeting of Stockholders to be held on September 23, 1998, and at any adjournment thereof (the "Annual Meeting"). The Notice of Annual Meeting, this proxy statement, the accompanying proxy and the Company's Annual Report are first being mailed to Stockholders on or about August 4, 1998.

The Company's principal executive offices are located at 15 Riverside Avenue, Westport, Connecticut 06880.

Record Date

The Board of Directors has fixed the close of business on July 27, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing. At the Record Date, there were 8,983,119 shares of Common Stock issued and outstanding.

Matters to Be Considered

At the Annual Meeting, stockholders will be asked to consider and vote upon the election of two directors for a term to expire at the Annual Meeting in the year 2001, and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1999. The Board of Directors not has received timely notice and does not know of any other matter to be brought before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Quorum; Required Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST", or "WITHHELD FROM" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and will be included in determining the number of shares that are represented and voted at the Annual Meeting with respect to such matter.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required for the election of the nominated directors. Only shares of Common Stock that are voted in favor of a nominee will be counted toward that nominee's achievement of a plurality. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for the nominees or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not be counted towards the nominee's achievement of a plurality.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1999. With respect to broker non-votes, the shares will be counted for purposes of determining the presence or absence of a quorum, but will not be considered entitled to vote at the Annual Meeting for such matter and thus broker non-voters will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which the majority is calculated.

Voting and Revocation of Proxies

Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company's Transfer Agent and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, shares represented by properly executed proxies will be voted "FOR" the election of the nominees for director named herein, and "FOR" the approval of the proposed appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1999.

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted by filing with the Company's Transfer Agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, written notice of such revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 23, 1998 by (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Each of the persons listed in the table maintains an address at 15 Riverside Avenue Westport, Connecticut 06880, unless otherwise indicated.


Name and Address                                    Amount and Nature of
of Beneficial Owner                                 Beneficial Ownership              Percent of Class
-------------------                                 --------------------              ----------------
FAS Inc. ("FAS") (1)                                     3,721,665                         41.4%
Canpartners Investments IV, LLC ("Canpartners") (2)      1,293,335                         14.4%
 9665 Wilshire Boulevard, Suite 200
 Beverly Hills, California 90212
The Wynnefield Group (3)                                 1,132,300                         12.6%
 One Penn Plaza, Suite 4720
 New York, NY  10119
Wellington Management Company, LLP(4)                      882,000                          9.8%
 9665 Wilshire Boulevard, Suite 200
 Boston, MA  02109
Aaron P. Hollander (1)                                   3,744,648                         41.7%
Michael C. Culver (1)                                    3,744,648                         41.7%
John A. Marsalisi                                            4,862                         --
Gerald E. Schlesinger                                           --                         --
Joshua S. Friedman (5)                                          --                         --
Robert L. Kirk                                               8,433                         --
Charles B. Ryan                                             42,983                          0.5%
All directors and executive
 officers as a group (7 persons)                         3,800,926                         42.3%



    ----------
    (1) Aaron P. Hollander and Michael C. Culver own, in the aggregate, all of the outstanding shares of First Equity Group Inc. First Equity Group Inc. indirectly owns all the outstanding shares of common stock of FAS. In addition to the shares of the Company owned by FAS, 22,983 shares of the Company are owned directly by First Equity Group Inc.

    (2) Based upon a Schedule 13G, dated February 12, 1998, and the Company's knowledge, Canpartners Incorporated is a Managing Member of Canpartners. Mr. Friedman, Mitchell R. Julis and R. Christian B. Evenson are the sole shareholders and directors of Canpartners Incorporated and such individuals may be deemed to share beneficial ownership of the shares shown as owned by Canpartners. Such persons disclaim beneficial ownership of such shares.

    (3) Based upon a Schedule 13G, dated May 22, 1998, and the Company's knowledge, the Wynnefield Group is composed of the Wynnefield Partners Small Cap Value, L.P., Channel Partnership II L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., and the Wynnefield Small Cap Value, L.P. I.

    (4) Based upon a Schedule 13G, dated January 13, 1998, and the Company's knowledge.

    (5) Excludes 1,293,335 shares shown as owned by Canpartners. Mr. Friedman is a Vice-President of Canpartners and is a shareholder and director of Canpartners Incorporated, a Managing Member of Canpartners, and as such may be deemed to have voting and investment power over such shares. Mr. Friedman disclaims any beneficial ownership of such shares.


Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Exchange Act requires the Company's directors, executive officers and ten percent shareholders to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Directors, executive officers and ten percent stockholders are required to furnish the Company with copies of all
Section 16 (a) forms that they file. Based on a review of these filings, the Company notes that Messrs. Hollander, Culver, Marsalisi and Mr. John F. Risko, a former Director, inadvertently failed to file their Form 3's on a timely basis upon the consummation of the Company's initial public offering of 3,900,000 shares of its common stock on March 5, 1997 (the "Offering"). Messrs. Hollander, Culver and Marsalisi made their filings on March 7, 1997 and Mr. Risko made his filing on May 10, 1997.

1. Election of Directors (Proposal No. 1)

The nominees for director are Michael C. Culver and Robert L. Kirk. The Company's Certificate of Incorporation provides for a Board of Directors classified into three classes, each with a term of office of three years, expiring sequentially at successive annual meetings of stockholders. The Board of Directors currently is comprised of six directors, two directors each in Class I, Class II and Class III. The classes distinguish term of office only. If elected, the two nominees will serve for a term to expire at the Annual Meeting of Stockholders in the year 2001.

The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. The nominees at present are available for election as members of the Board of Directors. If the nominees are unable to serve, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate.

The Board of Directors recommends a vote FOR the election of Michael C. Culver and Robert L. Kirk.

Nominees for election to the Board of Directors for a term expiring at the Annual Meeting of Stockholders in the year 2001.

Michael C. Culver, 47, has been a Director and Chief Executive Officer of the Company since March 1995. Mr. Culver became a director of the Company's wholly owned subsidiary, National Airmotive Corporation ("NAC") in June 1995 and Chairman in August 1996. Mr. Culver also serves as Chairman and Chief Executive Officer of Aircraft Parts International Combs, Inc. ("API"). In 1985, Mr. Culver co-founded First Equity Development Inc. ("First Equity"), an aerospace investment and advisory firm affiliated with the Company, and has served as Co-Managing Director since that time.

Robert L. Kirk, 69, has been a Director since March 1997. Mr. Kirk recently retired as Chairman of British Aerospace Holdings, Inc., an international aerospace corporation. Mr. Kirk served as Chairman and Chief Executive Officer of CSX Transportation, Inc., the railroad subsidiary of CSX Corporation, from 1990 to 1992, and was Chairman and Chief Executive Officer of Allied-Signal Aerospace Co. from 1986 to 1989.

Members of the Board of Directors Continuing in Office;
Terms Expire at the 1999 Annual Meeting of Stockholders

John A. Marsalisi, 43, has been a Director, Chief Financial Officer and Secretary of the Company since March 1995. Mr. Marsalisi has been a director of NAC since June 1995 and its Chief Financial Officer and Secretary since August 1996. Since 1996, he has been an officer of First Equity. From 1991 to May 1996, Mr. Marsalisi was Director of Taxes for Omega Engineering. Prior to joining Omega Engineering, Mr. Marsalisi was Director of Taxes for the Entrepreneurial Services Group of Ernst & Young LLP in Stamford, Connecticut. Mr. Marsalisi is a Certified Public Accountant.

Charles B. Ryan, 47, has been a Director since March 1997. Mr. Ryan has been the President and Chief Operating Officer of Nordam Group Inc., a manufacturer and overhaul agency of airframes, nacelles and thrust reversers since 1982.
Mr. Ryan has been associated with Nordam Group Inc. since 1976.

Members of the Board of Directors Continuing in Office;
Terms Expire at the 2000 Annual Meeting of Stockholders

Joshua S. Friedman, 42, has been a Director since March 1997. Mr. Friedman has been an executive officer of Canyon Capital Advisors LLC and various related or predecessor entities ("Canyon Capital") since their inception in 1990. Canyon Capital is a merchant banking and money management firm which Mr. Friedman co-founded and which is an affiliate of Canpartners, a former subordinated creditor and warrant holder of the Company. From 1984 to 1990, Mr. Friedman was an Executive Vice President and Co-Director of Capital Markets of Drexel Burnham Lambert Incorporated. Mr. Friedman currently serves as a member of the Board of Directors of Signature Resorts, Inc., a publicly traded developer and operator of timeshare resorts, and several privately held companies and charitable organizations.

Aaron P. Hollander, 42, has served as Chairman of the Company since March 1995. Mr. Hollander became a director of NAC in June 1995. In 1985, Mr. Hollander co-founded First Equity and has served as Co-Managing Director since that time.

Committees of the Board of Directors and Meeting Attendance

During the fiscal year ended January 31, 1998, the Company's Board of Directors was comprised of Messrs. Hollander, Culver, Friedman, Kirk, Ryan, and Marsalisi, and, until his resignation on June 24, 1997, Mr. Risko. The Board of Directors held four regularly scheduled meetings and one special meeting.

The Board of Directors has the following standing committees, which were first established in March, 1997. During the fiscal year ended January 31, 1998, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served while a member thereof.

Executive Committee

The Executive Committee consists of two directors of the Company, Messrs. Hollander and Culver. The Executive Committee has the power and authority to exercise all of the powers and authority of the Board of Directors in managing the business affairs of the Company, except that it does not have the power and authority to: (i) amend the Certificate of Incorporation or By-laws of the Company; (ii) adopt an agreement of merger or consolidation or to recommend to stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (iii) recommend to stockholders a dissolution of the Company or a revocation of the dissolution; or (iv) declare a dividend or authorize the issuance of stock of the Company unless expressly authorized by a resolution of the Board of Directors.

Audit Committee

The Audit Committee consists of two independent directors of the Company, Messrs. Hollander and Ryan. The Audit Committee is responsible for engaging the Company's independent auditors and reviewing with them the scope and timing of their audit services, any other services which they are asked to perform, their report on the Company's accounts following completion of the annual audit and the Company's policies and procedures with respect to internal accounting and financial control. The Audit Committee met twice during the fiscal year ended January 31, 1998.

Compensation Committee

The Compensation Committee consists of two independent directors of the Company, Messrs. Hollander and Kirk. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to compensation and benefit levels of executive officers of the Company. During the fiscal year ended January 31, 1998, the Compensation Committee met two times.

Compensation of Directors and Executive Officers

Board of Directors Compensation

Each of the Company's non-employee directors receives an annual director's fee of $20,000, payable in cash or stock. No director of the Company receives any additional fees for attendance at meetings of the Board of Directors or committees thereof. Members of the Board of Directors receive reimbursement for actual expenses of attendance at meetings.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an employee of the Company.

Report From the Compensation Committee Regarding Executive Compensation

The Compensation Committee (the "Committee") of the Board of Directors is responsible for developing the executive compensation philosophy of First Aviation and administering this philosophy and its relationship with the compensation paid to the Chief Executive Officer and each of the other executive officers.

The basic philosophy behind executive compensation at First Aviation is to reward the executive's performance so as to create long-term shareholder value. This pay-for-performance tenet is embedded in most aspects of an executive's total compensation package. Salary increases, bonuses and long-term incentive grants are reviewed annually to ensure consistency with the Company's overall compensation philosophy.

Base Salary

All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by periodic compensation surveys. Base salaries are targeted at the median of a comparator group that includes peer group companies, similar to those reflected in the proxy performance graph, and general industry companies similar in size to First Aviation.

Long-Term Incentive Grants

Long-term incentive grants are considered for each executive. The grants are usually made in the form of incentive stock options. Aggregate stock holdings of the executives have no bearing on the size of long-term incentive grants. Restricted stock may be granted for specific reasons, such as (i) rewarding individual performance, (ii) recognizing company performance, (iii) accommodating special situations, such as promotions, (iv) in lieu of other benefits or (v) in an effort to remain market competitive.

Total Compensation

Approximately 50% of the total compensation of the Company's most senior executives is "at risk", based strictly upon the performance of the Company and the return to the stockholders. In addition, certain elements of the employee benefit package, such as the Employee Stock Purchase Plan are driven by increasing shareholder value.

Inherent in this "at risk" component is a heavy weighting toward long-term performance. At First Aviation, long-term incentives for the most senior executives can make up to half of the total amount of a senior executive's annual compensation. We believe this feature provides management with a long-term strategic incentive that will encourage the continued creation of shareholder value.

The Committee has access to national compensation surveys and the financial records of the Company. The Committee reviews each element of compensation to ensure that the total compensation delivered is reflective of company performance with input on market competitiveness. The executive compensation program is designed to provide compensation for performance. In the last review, the Committee confirmed that the executive compensation program was meeting the targeted objective.

Mr. Culver's base salary during the fiscal year ended January 31, 1998 was paid in accordance with his employment agreement of December 20, 1996 and during such period did not receive a cash bonus or stock award under the Company's plans.

Summary

Executive compensation at First Aviation is considered very seriously by the Committee, the Board of Directors and senior management. The Committee believes there should be a strong link between the financial rewards of the executives and the success of the shareholder. The success of the shareholder is measured by the increase in shareholder value. The Committee believes that with the present plans in place management will continue to strive to increase shareholder value.

Compensation Committee

Aaron P. Hollander
Robert L. Kirk

Summary Compensation Table

The following table sets forth certain information for the fiscal years ended January 31, 1998 and 1997, and the twelve months ended January 31, 1996, regarding compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the other executive officers of the Company.


                                                                                                       Long-Term
                                                                                    Other Annual     Compensation
      Name                 Year                         Salary          Bonus       Compensation    Securities Options
-----------------       ------------------------       ----------     ---------     ------------    ------------------
Michael C. Culver       FYE 1/31/98                    $180,000
Chief Executive         FYE 1/31/97                      23,000
Officer                 12-months ended 1/31/96          N/A (1)

John A. Marsalisi       FYE 1/31/98                    $155,000                                         40,000
Chief Financial         FYE 1/31/97                      20,000
Officer                 12-months ended 1/31/96          N/A (1)

Gerald E. Schlesinger   FYE 1/31/98                    $99,167 (2)      $40,000                         50,000
Senior Vice President   FYE 1/31/97                        N/A
                        12-months ended 1/31/96            N/A


----------

    (1) The Company was formed in March 1995 to acquire NAC. None of the executive officers of the Company received any employment compensation from the Company or NAC during the twelve months ended January 31, 1996.

    (2)  Mr. Schlesinger became employed by FAvS effective July 1, 1997.


                        Option Grants in Last Fiscal Year

The following table sets forth information regarding the stock options that were granted during the last fiscal year to each of the officers named in the Summary Compensation Table.


                                                            Individual Grants
                         ---------------------------------------------------------------------------------------
                         Number of
                         Securities    Percent of Total
                         Underlying    Options Granted
                          Options      to Employees in    Exercise or                        Grant Date Present
Name                      Granted      Fiscal year        Base Price      Expiration Date    Value (1)(2)
-----------------        -----------   -----------------  -----------     ---------------    --------------------
Michael C. Culver          None           N/A                 N/A               N/A               N/A

John A. Marsalisi         40,000          18%                 $10               2007           $150,400

Gerald E. Schlesinger     50,000         22.5%                $10               2007           $188,000


----------
    (1) Present value on the grant date was determined by using the Black-Scholes option-pricing model. The model as applied used the applicable grant date, the exercise price as shown in the table and the fair market value of the Company's Common Stock on the grant date. The model assumed (i) a risk-free rate of return of 6.4%, (ii) a dividend yield of 0%, (iii) an average volatility factor of 0.533 and (iv) the exercise of all options on the final day of their 10-year terms. No discount from the theoretical value was taken to reflect the waiting period prior to vesting, the limited transferability of the options, and the likelihood of the options being exercised in advance of the final day of their terms.

    (2) There is no assurance that the values actually realized upon the exercise of these options will be at or near the present values shown in the table as of the date of grant. The Black-Scholes option pricing model is a widely used mathematical formula for estimating option values that incorporates various assumptions that may not hold true over the 10-year life of these options. For example, assumptions are required about the risk-free rate of return as well as the dividend yield and the volatility of the Common Stock over the 10-year period. Also, the Black-Scholes model assumes that an option holder can sell the option at any time at a fair price that includes a premium for the remaining time value of the option. However, an optionee can realize an option's value before maturity only by exercising and thereby sacrificing the option's remaining time value. Although the negative impact of this and other restrictions on the value of this type of option is well recognized, there is no accepted method for adjusting the theoretical option value for them. The values set forth in the table should not be viewed in any way as a forecast of performance of the Company's Common Stock, which will be influenced by future events and unknown factors.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the aggregate positions in stock options at January 31, 1998 held by each of the officers named in the Summary Compensation Table.


                                 Number of Securities               Value of Unexcercised
                                Underlying Unexercised              In-The-Money Options
                             Options at Fiscal Year End             at Fiscal Year End
      Name                    Exercisable/Unexercisable         Exercisable/Unexcercisable
----------------------       --------------------------         --------------------------
Michael C. Culver                      None/None                          None/None
John A. Marsalisi                     None/40,000                         None/None
Gerald E. Schlesinger                 None/50,000                         None/None


Employment Contracts

In December 1996, First Aviation entered into employment agreements with Michael
C. Culver and John A. Marsalisi. Mr. Culver's and Mr. Marsalisi's employment agreements each are for terms of three years that expire on December 31, 1999, and provide for an annual base salary of $180,000 and $155,000, respectively. In July 1997, First Aviation entered into a three-year employment agreement with Gerald E. Schlesinger. This agreement provided for a base salary of $170,000, which was increased to $190,000 effective February 1, 1998. Each of the employment agreements is subject to adjustment at the discretion of the Board of Directors. In addition, each employment agreement provides for: (i) benefits which are also generally available to other employees of First Aviation in similar employment positions, (ii) reimbursement of reasonable business related expenses, (iii) three weeks paid vacation a year, and (iv) a severance payment, upon termination without cause or for death or disability, equal to six months base salary. Any of the agreements may be terminated by First Aviation without cause at any time upon 30 days notice or by the executive for any reason upon 30 days notice.

Mr. Culver, Mr. Marsalisi and Mr. Schlesinger each have, as part of their respective employment agreements, agreed not to compete with First Aviation for a period of six months following the end of their employment by First Aviation and not to solicit employees or customers of First Aviation for a period of six months following the end of their employment with First Aviation.

Stock Performance

The following graph compares the cumulative stockholder return on First Aviation Common Stock with the S&P 500 Stock Index and a peer group index selected by the Company. The peer group is comprised of the following companies: Aviall Inc., AAR Corp, Aviation Sales Corp., Triumph Group, Kellstrom Inc. and Banner Aerospace. The comparison assumes $100 was invested as of February 28, 1997 (the date on which shares of common stock began trading on a "when issued" basis) and the reinvestment of all dividends. [OBJECT OMITTED]


                     February 28, 1997         January 31, 1998
                     -----------------         ----------------
First Aviation              $100                    $67.50
S&P 500                     $100                   $125.93
Peer Group                  $100                   $149.25


Certain Relationships and Related Transactions

On June 1, 1995, in connection with the acquisition by the Company of NAC from Triton Group Ltd., the Company issued 33,000 shares of its Series A Preferred Stock to FAS for aggregate proceeds of $1,650,000, and 3,556,665 shares of its Common Stock for an aggregate price of $551,000. In connection with the Closing of the Offering, the Company's face value $1,650,000 Series A Preferred Stock held by FAS was exchanged for 165,000 shares of Common Stock. First Equity Group Inc. indirectly owns all of the outstanding shares of FAS. In addition to the shares of the Company owned by FAS, 22,983 shares of the Company are owned directly by First Equity Group Inc. Messrs. Culver and Hollander, as well as Mr. Marsalisi, are officers of FAS.

On June 1, 1995, NAC entered into the Loan and Security Agreement (the "Loan Agreement") between NAC and Canpartners (as assignee of Canpartners Investments III, L.P.). Mr. Friedman, a director of the Company, is affiliated with Canpartners. Pursuant to the Loan Agreement, Canpartners made a $3,000,000 loan (the "Subordinated Debt") to NAC that was subordinated in right of payment to NAC's bank credit facility. The Subordinated Debt carried interest at the rate of 15% per year and required scheduled prepayments of principal and interest, and initially was due no later than July 15, 1997. On June 13, 1996, in connection with a refinancing of NAC's credit facility, NAC repaid $1,000,000 in principal to Canpartners and made certain modifications to the Loan Agreement, including an extension of the final maturity date of the Subordinated Debt to June 13, 1999. In connection with the execution of the Loan Agreement, NAC and Canpartners entered into a warrant agreement (the "Warrant Agreement"), pursuant to which NAC issued warrants to Canpartners to purchase 1,832,225 shares of its common stock at an exercise price of $0.05 per share. In connection with the repayment of $1,000,000 of the Subordinated Debt in June 1996, 538,890 of the warrants held by Canpartners were canceled. Pursuant to the second amendment to the Warrant Agreement, dated December 20, 1996, the remaining NAC warrants held by Canpartners became exercisable for and were exercised for shares of the Company's Common Stock at an exercise price of $0.05 per share upon consummation of the Offering. The remaining debt to Canpartners was retired with a portion of the proceeds from the Offering.

Pursuant to a shareholders agreement entered into among NAC, the Company and Canpartners in connection with the execution of the Loan Agreement (the "Shareholders Agreement"), NAC agreed to pay a management fee to First Equity in the amount of $300,000 per year, payable quarterly.

NAC reduced payment of this management fee to First Equity by the amount of compensation paid to Mr. Risko in connection with his services as an officer of the Company and NAC. The obligation to pay a management fee to First Equity terminated upon consummation of the Offering.

Pursuant to the Shareholders Agreement, NAC agreed to pay an annual management fee of $50,000 to Canpartners for each of the four years commencing June 1, 1995. The Shareholders Agreement provided for accelerated payment to Canpartners of all remaining annual management fees upon the occurrence of certain events, including the consummation of the Offering.

On September 30, 1996, the Company entered into two agreements with First Equity whereby First Equity provided certain investment advisory services in connection with the Offering as well as advice with respect to and assistance in negotiating the acquisition of API (the "API Combs Acquisition"). Upon the closing of the Offering, First Equity was paid a fee of $350,000 for assistance rendered in connection with the Offering and $250,000 for its services with regard to the API Combs Acquisition. First Equity may render other investment advisory services to the Company in the future. If it does so, any investment advisory fees paid to it would not exceed customary fees for such services.

On December 20, 1996, the Company and First Equity entered into an agreement allocating potential investment and acquisition opportunities in the global aircraft engine repair and overhaul market. Pursuant to this agreement, First Equity agreed that commencing with the consummation of the Offering, neither First Equity nor any of its majority-owned subsidiaries will, as a principal, consummate any acquisition of a majority interest in any business that is engaged in the repair and overhaul of military and commercial aircraft engines anywhere in the world (a "Covered Acquisition"), without first notifying the Company and providing the Company with the opportunity to choose to effect the Covered Acquisition for its own account. The Company's decision as to whether to effect the Covered Acquisition will be made by the directors of the Company who have no affiliation with First Equity. The agreement will remain in effect for a five-year term, subject to earlier termination in the event First Equity reduces its ownership interest in the Company to less than 10% of the Company's outstanding voting securities. In addition, the agreement does not apply to any proposed acquisition by First Equity of any business that generates less than 15% of its aggregate net sales from the repair and overhaul of military and commercial aircraft engines, nor to any advisory services performed by First Equity on behalf of third parties.

The Company subleases from First Equity approximately 2,000 square feet of office space in Westport, Connecticut. The sublease, which became effective April 21, 1997, is for a period of ten years, and is cancelable by either party with six months notice. The Company has the option to renew the sublease for two additional five-year periods. Monthly payments under this sublease currently are approximately $5,000, subject to increases on an annual basis.

The Company believes that the terms of the two advisory services agreements and the sublease agreement between the Company and First Equity are at least as favorable as the terms which would have been obtained by the Company from an unaffiliated third party.

2. Appointment of Auditors (Proposal No. 2)

On the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Ernst & Young LLP as auditors for the fiscal year ended January 31, 1999, subject to ratification by stockholders. Ernst & Young LLP has audited the Company's financial statements since 1995.

Representatives of Ernst & Young are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer appropriate questions from stockholders.

If the foregoing proposal is not approved at the Annual Meeting, or if prior to the 1999 Annual Meeting of Stockholders, Ernst & Young LLP shall decline to act or otherwise become incapable of acting, or if its engagement shall otherwise be discontinued by the Board of Directors, then in any such case, the Board of Directors will appoint other independent auditors whose engagement for any period subsequent to the 1999 Annual Meeting will be subject to ratification by the Stockholders at the 1999 Annual Meeting of Stockholders.

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, telecopier, telegram and telephone. The Company will use the services of American Stock Transfer & Trust Company to assist in soliciting proxies, and expects to pay a nominal fee for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone, telecopier, telegram or in person.


Stockholder Proposals

All proposals from stockholders to be included in the proxy materials to be distributed by the Company in connection with the next Annual Meeting must be received by the Secretary of the Company, 15 Riverside Avenue, Westport, Connecticut 06880, not later than the close of business on April 1, 1999.

In addition, as more fully explained in the Company's By-laws, in order to be properly brought before the next annual meeting of the stockholders, proposals, including proposals for the nomination of directors, the removal of directors, amendments to the Company's Certificate of Incorporation or By-laws, or the repeal of a by-law, must be received in writing by the Company's Secretary no earlier than 90 days and no later than 60 days in advance of the next Annual Meeting of stockholders, or, if fewer than 70 days notice or prior public disclosure of the meeting date is given or made by the Company, not later than the 10th day after which notice was mailed or such public disclosure was made.


                       By order of the Board of Directors


                       John A. Marsalisi
                       Secretary

                                     PROXY

                          FIRST AVIATION SERVICES INC.

                 15 RIVERSIDE AVE., WESTPORT, CONNECTICUT 06880

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Aaron P. Hollander and John A. Marsalisi as proxies, each with the power to appoint his or her substitute and hereby authorizes each of them to vote, as designated on the reverse side, all the shares of Common Stock of First Aviation Services Inc. held of record by the undersigned on July 27, 1998 at the Annual meeting of Stockholders to be held on September 23, 1998 or any adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          FIRST AVIATION SERVICES INC.

                               SEPTEMBER 23, 1998



                  Please Detach and Mail in the Envelope Provided


 A /X/ PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

                            FOR nominee
                          listed at right
                          listed at right     WITHHOLD AUTHORITY
                        (except as marked    to vote for nominee
                      to the contrary below)   listed at right
1. Election of
   Directors for a             / /                  / /              NOMINEES:   Michael C. Culver
   term to expire                                                                Robert L. Kirk
   at the Annual Meeting of Shareholder's in the year 2001.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.)

(Signature if held jointly)




                                                                       FOR  AGAINST  ABSTAIN
2.  Proposal to ratify the appointment of Ernst & Young LLP as
    the independent auditors of First Aviation Services Inc.           / /    / /      / /

3.  In their discretion, the proxies are authorized to vote upon       / /    / /      / /
    such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE
ENCLOSED ENVELOPE.





SIGNATURE________________________ Dated:___________  _________________________________ Dated:___________
                                                       (SIGNATURE IF HELD JOINTLY)
Note: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
      If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
